Exhibit 10.3

HAWAIIAN HOLDINGS, INC.

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

May 25, 2010

Mark B. Dunkerley

Hawaiian Airlines, Inc.

Dear Mark:

Pursuant to the Hawaiian Holdings, Inc. (the “Company”) 2005 Stock Incentive Plan (the “Plan”) and as specified in your employment agreement with the Company of even date herewith (the “Employment Agreement”), the Plan’s administrative committee (the “Committee”) has granted to you on May 25, 2010 (the “Date of Grant”) a restricted stock award covering 238,901 shares of Common Stock, par value $0.01 (the “Type B Restricted Stock” or the “Award”), for future services to be rendered, subject to the terms and conditions described in this letter (the “Notice of Grant”) and to the terms and conditions of the Restricted Stock Agreement attached as Exhibit A hereto.

The Type B Restricted Stock award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this letter and the terms of the Plan, the terms of this letter will control.  Unless otherwise indicated, all capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your continued employment by the Company or its Subsidiaries through each vesting date, the Type B Restricted Stock shall vest, if at all (except as otherwise expressly provided below in the event of a Qualifying Change in Control), on each of the following dates:

•                  On May 25, 2011, 12/41 of the Award (69,922 shares) will vest (the “First Tranche”), but only if the volume weighted average closing price of the Company common stock equals or exceeds $7.70 per share over any 20 trading day period commencing on the Date of Grant and ending on the first anniversary of the Date of Grant;

•                  On May 25, 2012, an additional 12/41 of the Award (69,922 shares) will vest (the “Second Tranche”), but only if the volume weighted average closing price of the Company common stock equals or exceeds $8.40 per share over any 20 trading day period commencing on the first anniversary of the Date of Grant and ending on the second anniversary of the Date of Grant,

•                  On May 25, 2013, an additional 12/41 of the Award (69,922 shares) will vest (the “Third Tranche”), but only if the volume weighted average closing price of the Company common stock equals or exceeds $9.10 per share over any 20 day period commencing on the second anniversary of the Date of Grant and ending on the third anniversary of the Date of Grant; and

•                  On November 7, 2013,  the final 5/41 of the Award (29,135 shares) will vest, but only if the volume weighted average closing price of the Company common stock equals or exceeds $9.10 per share over any 20 day period commencing on the second anniversary of the Date of Grant and ending on November 7, 2013.

In the event that the target price for the First, Second or Third Tranches is not achieved during the first, second or third years, respectively, following the Renewal Effective Date, but is subsequently achieved for a twenty trading day period ending after the first, second or third anniversaries, respectively, of the Renewal Effective Date and prior to November 7, 2013, then subject to your continued employment with the Company or its Subsidiaries through the end of such twenty day trading period, such tranche shall vest on such date.  Any of the target share prices herein shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company common stock, or any other increase or decrease in the number of issued shares of Company common stock effected without receipt of consideration by the Company and shall also be equitably adjusted to reflect any split-up, spin-off or other change in the corporate structure of the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

EXAMPLE:  HH Stock trades at a volume weighted average closing price below $7.70 per share until October 7, 2013. It then trades at a volume weighted average closing price of $8.32 per share in the twenty trading day period ending on November 7, 2013.  You remain employed with the Company or its Subsidiaries through November 7, 2013.  The First Tranche vests on November 7, 2013.  None of the other Type B Restricted Stock vests because the target prices were not achieved.

Notwithstanding any provision of this Agreement to the contrary, in the event a Qualifying Change in Control (as such term is defined in the Employment Agreement) occurs while you are still employed by the Company (or within twenty-nine (29) days following Employee’s termination of employment pursuant to Section 7(c) or (d) of the Agreement), and in which the Company’s stockholders receive per share consideration for Company common stock (the “Per Share Stockholder Consideration”) that equals or exceeds the per share price target of any tranche of Type B Restricted Stock, then all tranches of the Type B Restricted Stock with per share price targets equal to or less than the Per Share Stockholder Consideration shall have their share price target performance condition deemed satisfied, and the per share price target which was applied to the tranche that was eligible to vest on the anniversary of the Renewal Effective Date coinciding with or immediately preceding the date on which the Qualifying Change in Control occurs shall be deemed to be the per share price target for all tranches.  In such event, any unvested Type B Restricted Stock that has satisfied its performance condition or is so deemed to have its performance condition satisfied shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects to the Type B Restricted Stock (an “Equivalent Type B Award”) and shall remain subject to the remaining service-based vesting provisions, subject to accelerated vesting pursuant to Section 8 hereof.  All Type B Restricted Stock with per share price targets which have not been satisfied or are deemed to have been satisfied shall be forfeited.  If any Type B Restricted Stock required to be assumed or substituted for an Equivalent Type B Award is not so assumed or substituted, then such Type B Restricted Stock shall become 100% vested upon such Qualifying Change in Control.

The vested portion of your Award will be delivered to you from escrow on each vesting date, or on such later date as is specified in the Employment Agreement.

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Any dividends paid on the stock underlying the Award, whether in stock or in cash, shall be credited to additional Award shares, which will be subject to the same conditions as the Award Shares.  The payment of the Award on the applicable Payment Date will be made in certificates for the shares of Common Stock underlying your Award.

You may elect to personally satisfy any tax withholding that may be due with respect to vesting of the Type B Restricted Stock, provided that you (or your beneficiary or estate, if applicable) must give written notice to the Company of such election at least one week prior to the vesting date.  If no such election has been made, then you will be entitled to receive a number of shares net of any required tax withholding.  In either such case, you will receive certificates for the underlying shares of Common Stock as promptly as possible after satisfaction of the required tax withholding.

The Company may impose any conditions on the Type B Restricted Stock as it deems necessary or advisable to ensure that the Type B Restricted Stock satisfies the requirements of applicable securities laws.  The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Notice of Grant, the form of Restricted Stock Agreement attached as Exhibit A hereto, the Employment Agreement and the 2005 Stock Incentive Plan constitute your entire agreement with respect to this Award and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

Please sign and return a copy of this letter to Hoyt Zia, the Company’s General Counsel.

HAWAIIAN HOLDINGS, INC.

By:
Crystal K. Rose

ACKNOWLEDGED AND ACCEPTED

By:
Mark B. Dunkerley

Dated:

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EXHIBIT A

HAWAIIAN HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1.                                       Grant of Restricted Stock.  The Company hereby grants to Mark B. Dunkerley (“Participant”) an Award of Restricted Stock as set forth in the Notice of Grant of Restricted Stock and subject to the terms and conditions in the Notice of Grant, this Restricted Stock Agreement (the “Agreement”) and the Company’s 2005 Stock Incentive Plan (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.                                       Escrow of Shares.

(a)                                  All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”), together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, attached hereto as Exhibit B-1.  The unvested Shares of Restricted Stock and the Stock Assignment will be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Participant attached as Exhibit B-2 hereto, until such time as the Shares of Restricted Stock vest or are forfeited.

(b)                                 The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)                                  Upon Participant’s termination as an employee for any reason and subject to the accelerated vesting provisions of the Employment Agreement, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company.  Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination; provided, however, that Participant shall retain the power to instruct the Escrow Holder with respect to voting the unvested Shares of Restricted Stock and with respect to participating in any offer made by the Company to its stockholders generally.

(d)                                 The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant upon vesting, or upon such later date as is specified in the Employment Agreement.

(e)                                  Participant will have the right to vote the Shares while they are held in escrow.  Any cash dividends declared on the Shares and any stock dividends which were declared and for which the record date occurred on or after the Date of Grant and through the date the Shares of Restricted Stock vest, will only be paid or issued to Participant upon vesting of the Shares of Restricted Stock in accordance with the vesting schedule set forth in the Notice of Grant.

(f)                                    If in the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock are increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (including rights or warrants to purchase securities), such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement.  If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement.  The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g)                                 The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3.                                       Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Agreement will vest in Participant according to the vesting schedule specified in the Notice of Grant.  Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously an employee of the Company or any of its Subsidiaries from the Date of Grant until the date such vesting occurs or as provided in the Notice of Grant in the event of a Qualifying Change in Control.

4.                                       Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5.                                       Forfeiture upon Certain Terminations as an Employee.  Subject to the accelerated vesting provisions of the Employment Agreement, if Participant terminates his employment with the Company or its Subsidiaries, the then unvested Shares of Restricted Stock awarded by this Agreement will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder, except as provided in the Notice of Grant in the event of a Qualifying Change in Control.  Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6.                                       Death of Participant.  Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                       Tax Consequences.  Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.  Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares of Restricted Stock and the Fair Market Value of such Shares as of each vesting date.  Participant understands that Participant may instead elect to be taxed at the time the Shares of Restricted Stock are granted rather than when such Shares vest by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of grant of the Restricted Stock.  The form for making this election is attached as Exhibit B-3 hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

If making an 83(b) Election, Participant is also required to (i) provide a copy of the Election to the Company, and (ii) attach a copy of the 83(b) Election to Participant’s U.S. federal tax return covering the year in which the exercise occurred.

8.                                       Tax Withholding.  Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) in accordance with the procedures offered by the Company for the satisfaction of all federal, state, and local income and employment tax withholding requirements applicable to the issuance or vesting of Shares pursuant to this Award or upon the earlier timely filing of an 83(b) election with the IRS.  The Participant may in its sole discretion determine whether the minimum required withholding taxes with respect to this Award, or any portion thereof, will be paid by selling a portion of vested shares, by direct payment from the Purchaser to the Company, by having the Company withhold from the Shares to be issued upon vesting that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (provided that Purchaser gives written notice to the Company at least one week prior to the vesting date), by some other method, or by some combination thereof.

9.                                       Grant is Not Transferable.  Except to the limited extent provided in Section 6, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.

10.                                 Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11.                                 Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested).  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

12.                                 Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.                                 Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14.                                 Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15.                                 Modifications to the Agreement.  This Agreement, the Notice of Grant, the Employment Agreement and the Plan constitute the entire understanding of the parties on the subjects covered.  Modifications to this Agreement can be made only in an express written contract executed by the Chair of the Compensation Committee of the Company’s Board of Directors.

16.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Hawaii, without giving effect to the conflict of law principles thereof.

EXHIBIT B-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                                                     , hereby sell, assign and transfer unto Hawaiian Holdings, Inc.                            shares of the Common Stock of Hawaiian Holdings, Inc. standing in my name on the books of said corporation represented by Certificate No.            herewith and do hereby irrevocably constitute and appoint                              to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between Hawaiian Holdings, Inc. and the undersigned dated                             ,            (the “Agreement”).

Dated: ,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to transfer the unvested Shares of Restricted Stock to the Company upon Participant’s termination of status as a Service Provider, without requiring additional signatures on the part of the Participant.

EXHIBIT B-2

JOINT ESCROW INSTRUCTIONS

                                  ,

Corporate Secretary

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

Dear                                   :

As Escrow Agent for both Hawaiian Holdings, Inc. (the “Company”), and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1.                                       At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.

2.                                       Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 2, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

3.                                       Upon vesting of the shares held in escrow, or upon such later date as is specified in the Employment Agreement, you shall deliver or electronically transfer to Participant, or electronically transfer, a certificate or certificates representing so many shares of stock as are vested.  Upon any forfeiture of such shares, you shall deliver or electronically transfer such shares to the Company.

4.                                       If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

5.                                       Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6.                                       You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7.                                       You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8.                                       You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9.                                       You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

10.                                       Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

11.                                       If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

12.                                       It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

13.                                       Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

14.                                       By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

15.                                       This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

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16.                                       These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of Hawaii.

PARTICIPANT	HAWAIIAN HOLDINGS, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

ESCROW AGENT

Corporate Secretary

Dated:

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EXHIBIT B-3

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.                                       The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:

SPOUSE:

ADDRESS:

TAXPAYER IDENTIFICATION NO.:

TAXABLE YEAR:

2.                                       The property with respect to which the election is made is described as follows:                      shares (the “Shares”) of the Common Stock of Hawaiian Holdings, Inc. (the “Company”).

3.                                       The date on which the property was transferred is:                                       ,            .

4.                                       The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company.  These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.                                       The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is:  $                                  .

6.                                       The amount (if any) paid for such property is zero dollars.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ,
Spouse of Taxpayer